Exhibits

Exhibit 23.6

Consent of Registered Independent Public Accounting Firms

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 29, 2005 relating to the Netherlands GAAP Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2004 Report on Form 20-F.

/s/ KPMG Accountants N.V.
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KPMG Accountants N.V.
The Hague – The Netherlands

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
London – United Kingdom

March 29, 2005

E 8 Royal Dutch/Shell Group of Companies